EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: September 12, 2013

	By:	/s/ Kim M. Silva
Kim M. Silva

Attorney-in-Fact for:

SPO PARTNERS II, L.P. (1)
SPO PARTNERS II CO-INVESTMENT PARTNERSHIP, L.P. (1)
SPO ADVISORY PARTNERS, L.P. (1)
SAN FRANCISCO PARTNERS, L.P. (1)
SF ADVISORY PARTNERS, L.P. (1)
SPO ADVISORY CORP. (1)
JOHN H. SCULLY (1)
EDWARD H. MCDERMOTT (1)
ELI J. WEINBERG (2)
J. STUART RYAN (1)
PHOEBE SNOW FOUNDATION, INC. (1)

(1) A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commmission.

(2) A Power of Attorney authorizing Kim M. Silva to act on behalf of this person is filed as Exhibit B.